                                                                    Exhibit 10.6


                           Ministry of Communications
                            of the Russian Federation

                                     LICENCE
                                    NO. 4207

                  In accordance with the Law on Communications,
         the Ministry of Communications of the Russian Federation allows the conduct of telecommunications operations to the


                           CLOSED JOINT-STOCK COMPANY
                                  "TELEPORT-TP"



Registered address:

         VVTs [National Exhibition Centre], Prospekt Mira, Moscow 129223

Type of Activity:

                PROVIDING INTERNATIONAL TELEPHONE COMMUNICATIONS
                         SERVICES VIA DEDICATED NETWORK

        The terms and conditions for conducting the said type of activity and territory of operations are contained in an addendum
              which is an inalienable part of the present Licence.



Licence Expiry date                      20.10.2004

Commencement of operations
(no later than)                          04.10.1996

Date of licence registration
in the Unified Register for
Telecoms Licences                        04.10.1996

FIRST DEPUTY FEDERAL MINISTER
OF COMMUNICATIONS                        A. E. KRUPNOV

                                                                    Exhibit 10.6

                 TERMS AND CONDITIONS FOR CONDUCTING OPERATIONS
                             UNDER LICENCE NO. 4207

         1. The Closed Joint-Stock Company, Teleport-TP (Licence Holder), is authorised by the present Licence to discharge international telecommunication services via dedicated network on the territory of the City of Moscow.

         The total installed capacity of the Licence Holder's network is no less than 15000 numbers.

         2. The Licence Holder shall, by the end of the third year of operations, have in operation at least 70 percent of total capacity cited in Clause 1 of the present Licence.

         3. The Licence Holder's network is created without interconnection to the public network of the Russian Federation, business and other networks having access to the public network.

         The decision on the location of earth stations on the territories of foreign countries is taken in accordance with the existing legislation.

         The Licence Holder may lease telecommunications circuits and physical public networks at tariffs applicable to the given category of customers.

         4. Discharge of telecommunications services using radio-electronic equipment is allowed only upon a receipt from the National Telecommunications Oversight Agency of the Russian Federation for the use of working frequencies and to provision of electromagnetic compatibility with existing radio-electronic equipment.

         The use of frequency bands for earth stations of the Licence Holder's satellite network is allowed only on the basis of a decision by the State Radio-Frequency Committee (GKRCh) under the Ministry of Communications of the Russian Federation.

         5. Procedure for gaining access to the space segment of the Eutelsat satellite communications system and settlements for its use are conducted through the state enterprise Kosmicheskaya Sviaz (Space Communication) at an agreed rate and at the Licence Holder's expense; procedure for gaining access to space segments of other systems of satellite communications and settlements for their use are conducted by the Licence Holder independently.

         6. Co-ordination of the working modes of the earth stations with the telecommunications authorities concerned and provision of their electromagnetic compatibility is conducted in accordance with the established procedure at the expense of the Licence Holder.

         7. When using the space segments of the international satellite organisations Intelsat, Eutelsat, Inmarsat and Intersputnic, the Licence Holder shall honour the rules and regulations stated in the appropriate international agreements entered into by the Russian

                                                                    Exhibit 10.6

         Federation relating to the use of the space segments of these organisations.

         8. When using the space segments constructed and operated by the organisations other than the international satellite organisations Intelsat, Eutelsat, Inmarsat and Intersputnic, the Licence Holder shall honour the recommendations adopted by the competent bodies of international satellite organisations within the co-ordinating framework of the said space segments.

         9. The use of radio-extensions operating only within the 330 MHz frequency band is allowed subject to a permit for the use of working frequencies from the National Telecommunications Oversight Agency of the Russian Federation.

         10. The numbering in the Licence Holder's network shall match the numbering plan of the Russian Federation.

         11. The Licence Holder shall honour any demands by the Ministry of Communications of the Russian Federation relating to the procedure of traffic transit and discharge of services.

         In cases stipulated by the legislation of the Russian Federation, centralised management of the Licence Holder's network shall be conducted directly by the Ministry of Communications of the Russian Federation.

         12. Settlements with foreign communications authorities (international telecommunications operators) shall be conducted by the Licence Holder independently. Settlement rates shall not be lower than the rates established by the Communications Authority of the Russian Federation for the public network operator.

         The Licence Holder shall compensate the Communications Authority of the Russian Federation for any losses it incurred through the international legal protection of its rights.

         13. The Licence Holder's network shall be managed from the territory of the Russian Federation.

         14. The Licence Holder shall discharge the telecommunications services provided for under the present Licence twenty-four hours a day, every day without intervals, except for the duration of essential maintenance work and check-ups which shall be planned in advance for the period when minimum damage is likely to be caused to the customers.

         15. The Licence Holder shall discharge to the customers telecommunications services whose quality meets the standards, technical norms, certificates and conditions of the agreement for the discharge of telecommunications services.


         16. The Licence Holder is answerable to its customers if it fails to meet its obligations

                                                                    Exhibit 10.6

         or if it does not meet them up to the required standard, in accordance with procedure stipulated by the existing legislation of the Russian Federation.

         17. The Licence Holder's network may be created subject to the availability of designed documents drafted in accordance with the Construction Standards and Rules (SNiP) and the Departmental Technological Design Standards (VNTP) applied in the Russian Federation and co-ordinated in accordance with the established procedure.

         18. Tariffs for telecommunications services shall be set on negotiable basis. In cases stipulated by the legislation of the Russian Federation, tariffs for some telecommunications services discharged by telecommunications enterprises could be regulated by the government.

         In cases of connection's failure, customers are not billed.

         19. All costs connected with design and construction of Licence Holder's technical communication means, shall be borne by the Licence Holder.

         20. In case of natural calamities, quarantine and other force majeure situations stipulated by the legislation of the Russian Federation, the authorised state bodies shall enjoy top priority for the use as well as the suspension of the operations of the Licence Holder's network and equipment.

         21. The Licence Holder shall give overriding priority to all messages concerning the safety of human lives at sea, on land, in the air and in space, the conduct of emergency measures in the sphere of defense, security and law and order protection in the Russian Federation, and also to messages of major accidents, disasters, epidemics, epizootics and natural calamities.

         22. Individual categories of civil servants, diplomatic and consulate representatives of foreign states, representatives of international organisations and also individual groups of citizens are entitled to discounts and benefits in terms of priority, procedures and tariffs when using telecommunications services.

         The list of benefits as well as the categories of civil servants and members of the public entitled to discounts and benefits is determined by the legislation of the Russian Federation and normative and legal acts of its republics and regions, and also by the international agreements and treaties entered into by the Russian Federation.

         23. The Licence Holder shall honour the confidentiality of communications. Information on any messages passed through the Licence Holder's telecommunications network as well as the messages themselves, may be disclosed only to the senders or addressees or their legal representatives.

         Monitoring of telephone conversations and other messages, receiving information about them, and also other infringements of the confidentiality of telecommunications may be

                                                                    Exhibit 10.6

         permitted solely in accordance with the existing legislation of the Russian Federation.

         24. The Licence Holder shall not obstruct the audits by the National Telecommunications Oversight Agency of the Russian Federation of the technical parameters of the telecommunications network and, when necessary, shall grant the Agency access to its measuring equipment with a view to its use in the said audits.

         25. In developing, constructing and operating its telecommunications network, the Licence Holder shall, in accordance with the legislation of the Russian Federation, assist all bodies conducting operational and search activities by allowing them to conduct such activities inside the network, and take all necessary measures to prevent the disclosure of organisational and tactical methods used during the conduct of the said activities.

         In the event of the use of the communications equipment for criminal purposes resulting in damage to the interests of the individual, society and the state, authorised government bodies, in accordance with the legislation of the Russian Federation, may suspend the work of the Licence Holder's networks and equipment.

         The leasing out of telecommunications circuits may go ahead only after the requirements have been met in accordance with the Law of the Russian Federation on Operational and Search Activity in the Russian Federation.

         26. The Licence Holder shall take all necessary measures to prevent any unauthorized interference in the management of the created network and unauthorized control over its operation.

         27. The discharge of telecommunications services may commence subject to the availability of a permit for operating the network from the National Telecommunications Oversight Agency of the Russian Federation.

         28. The Licence Holder shall provide business telecommunications free of charge in accordance with the procedure established by the Ministry of Communications of the Russian Federation.

         29. The Licence Holder shall, upon the Ministry of Communications' request, make available information relating to the network's technical state and development prospects, the conditions for the discharge of services and current tariffs.

         30. The Licence shall be regulated, interpreted and implemented in accordance with the existing legislation of the Russian Federation.

         31. The Licence Holder shall conduct its operations in accordance with the existing legislation of the Russian Federation and normative acts issued by the Ministry of Communications of the Russian Federation.

                                                                    Exhibit 10.6

         32. The Ministry of Communications of the Russian Federation reserves the right to introduce amendments to the present Licence due to changes in the existing legislation of the Russian Federation.

         33. The Licence Holder shall provide local statistical bodies and the Ministry of Communications of the Russian Federation with periodic and annual statistical reports relating to telecommunications in accordance with the procedures established by the State Committee for Statistics.

         Any breach in the procedure of the presentation of the statistical reports shall entail an administrative penalty in accordance with the existing legislation.

         34. The Licence is non-transferable.

         35. The Licence shall be registered within thirty days of issue with the territorial directorate of the National Telecommunications Oversight Agency of the Russian Federation.

         The Licence Holder shall, in the event of any change to its postal address, banking details or telephone number, within seven days advise the Ministry of Communications of the Russian Federation and the territorial directorate of the National Telecommunications Oversight Agency of the Russian Federation.

         36. The validity of the Licence No. 1661 of 14 November 1994 is terminated from the day of registration of the present Licence.

First-Deputy
Federal
Minister of Communications.                    A. E. Krupnov

Head of Licensing
Department                                     N. M. Popov

(Signatures and Ministerial Seal applied)

THIS DOCUMENTS WAS ORIGINALLY DRAFTED IN RUSSIAN. THE COMPANY REPRESENTS THAT THIS ENGLISH TRANSLATION REPRESENTS A FAIR AND ACCURATE TRANSLATION OF THE ORIGINAL.

  /s/    CONOR CARROLL
----------------------------------------------
         CONOR CARROLL
         VICE PRESIDENT - BUSINESS DEVELOPMENT